                                                                   Exhibit 10(i)

                              NDCHEALTH CORPORATION
                  2002 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

         1. Purpose. The purpose of the NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of NDCHealth Corporation or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with those of the Company's stockholders. This Plan supersedes the National Data Corporation 1995 Non-Employee Director Compensation Plan and the National Data Corporation 1984 Non-Employee Directors Stock Option Plan.

         2. Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Annual Retainer" means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 6(a) hereof for service as a director of the Company, as such amount may be changed from time to time. The Annual Retainer shall consist of the Cash Equivalent Annual Retainer plus the Stock Equivalent Annual Retainer.

         "Board" means the Board of Directors of the Company.

         "Cash Equivalent Annual Retainer" means the 50% of Annual Retainer that, unless deferred in accordance with Section 8 of the Plan, will be paid in the form of cash in accordance with Section 7 hereof.

         "Company" means NDCHealth Corporation, a Delaware corporation.

         "Common Stock" means the common stock, par value $0.125 per share, of the Company.

         "Deferred Stock Rights" means the right to receive shares of Common Stock on a designated future date or dates, as provided in Section 8 of the Plan. Each Deferred Stock Right represents the right to receive one share of Common Stock in the future.

         "Disability" means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director's condition.

         "Effective Date" has the meaning set forth in Section 16 of the Plan.

         "Election Form" means a form approved by the Board pursuant to which a Non-Employee Director elects to defer some or all of his or her Annual Retainer, as provided in Section 8 herein.

         "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable.

         "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

         "Option" means an option to purchase Common Stock granted under Section 9 of the Plan. Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

         "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director pursuant to Section 9 of the Plan.

         "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted under Section 9.

         "Plan" means the NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan, as amended from time to time.

         "Plan Year" means the twelve-month period ending on May 31 of each year which, for purposes of the Plan, is the period for which Annual Retainers are earned.

         "Retirement" means retirement as a director of the Company in accordance with the provisions of the Company's bylaws as in effect from time to time.

         "Stock Equivalent Annual Retainer" means the 50% of Annual Retainer that, unless deferred in accordance with Section 8 hereof, will be paid in the form of Common Stock in accordance with Section 7(a) hereof.

         "Stock Grant Date" has the meaning set forth in Section 7 of the Plan.

         3. Administration. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

         4. Shares Subject to Plan. The shares of Common Stock that may be issued pursuant to the Plan, including upon the exercise of Options or the settlement of Deferred Stock Rights, shall not exceed in the aggregate 450,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares. The Board's adoption of this Plan shall constitute the reservation of 450,000 shares of authorized and unissued Common Stock for issuance pursuant to this Plan. Notwithstanding the foregoing, until such time, if any, as the stockholders of the Company shall approve this Plan, all awards of Common Stock, Options and Deferred Stock Rights pursuant to this Plan shall be granted under, and to the extent not inconsistent herewith shall be governed by the terms of, the Company's 2000 Long-Term Incentive Plan or any successor plan or plans approved by the Company's stockholders and under which such awards may be granted to Non-Employee Directors.

         5. Eligibility. All active Non-Employee Directors shall automatically be participants in the Plan.

         6.  Elements of Director Compensation.

         (a) Annual Retainer. Each Non-Employee Director shall be paid an Annual Retainer for service as a director during each Plan Year. The amount of the Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Annual Retainer shall be $30,000 for each Non-Employee Director other than the Chairman of the Board, and shall be $60,000 for the Chairman of the Board. A pro-rata Annual Retainer will be paid to any Non-Employee Director who joins the Board on a date other than the beginning of a Plan Year, based on the number of full months between the date such Non-Employee Director joined the Board and the following June 1. For example, a Non-Employee Director joining the Board on February 3 would be entitled to three twelfths (3/12) of the normal Annual Retainer for such partial Plan Year of service.

         (b) Meeting Fees. Each Non-Employee Director shall be paid a meeting fee for each meeting of the Board or committee thereof he or she attends. The amount of the meeting fees shall be established from time to time by the Board, and may depend on whether the director is serving on a committee or as a chairman of a committee of the Board. Until changed by the Board, (i) the meeting fee for attending a meeting of the Board or any committee there of shall be $1,000, (ii) each member of the Audit Committee and each member of the Compensation Committee shall receive an additional $1,000 fee for attending a meeting of such committee, and (iii) the Chairman of the Audit Committee and the Chairman of the Compensation Committee shall receive an additional $500 fee for attending and chairing a meeting of such committee.

         (c) Travel Expense Reimbursement. All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse's expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will not exceed full-coach rates. If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

         (d) Insurance. The Company shall maintain director's and officer's liability insurance with reputable carriers of at least $15 million.

         7.  Non-deferred Payment of Annual Retainer.

         (a) Two Components of Annual Retainer. Unless converted to Deferred Stock Rights as provided in Section 8, the Annual Retainer shall be paid fifty percent (50%) in Common Stock (the "Stock Equivalent Annual Retainer") and fifty percent (50%) in cash (the "Cash Equivalent Annual Retainer"), as provided in this Section 7.

         (b) Stock Equivalent Annual Retainer. Unless a Non-Employee Director has elected to defer receipt of his or her Stock Equivalent Annual Retainer as provided in Section 8 below, shares of Common Stock shall be automatically granted on June 1 of each Plan Year (each such date is hereinafter referred to as a "Stock Grant Date") to each eligible Non-Employee Director commencing with the June 1, 2002 Stock Grant Date. The total number of shares of Common Stock included in each grant under this Section 7(b) shall be determined by dividing the Stock Equivalent Annual Retainer by the Fair Market Value per share of Common Stock on the Stock Grant Date. Fractions will be rounded to the next highest share.

         (c) Cash Equivalent Annual Retainer. Unless a Non-Employee Director has elected to defer receipt of his or her Cash Equivalent Annual Retainer as provided in Section 8 below, the Cash Equivalent Annual Retainer shall be paid to the director in cash on or about June 1 of each Plan Year commencing with June 1, 2002.

         8.  Deferred Payment of Annual Retainer.

         (a) Election to Receive Deferred Stock Rights. A Non-Employee Director may elect to defer (i) 0% or 100% of his or her Stock Equivalent Annual Retainer, and (ii) 0% or 100% of his or her Cash Equivalent Annual Retainer by conversion to Deferred Stock Rights in accordance with this Section 8.

         (b) Timing and Manner of Deferral Election. A Non-Employee Director who wishes to receive Annual Retainer for a Plan Year in the form of Deferred Stock Rights must irrevocably elect to do so by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of such Plan Year. A Non-Employee Director's participation in Section 8 of the Plan will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Non-Employee Director's Election Form. For example, in order to defer the Annual Retainer payable for the Plan Year ending May 31, 2003, the Election Form must be received on or before May 31, 2002. The deferral Election Form signed by the Non-Employee Director prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, a Non-Employee Director may change his or her election for future Plan Years by executing and delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

         (c) Crediting and Settlement of Deferred Stock Rights. The number of Deferred Stock Rights into which deferred Annual Retainer shall be converted shall be determined by dividing the dollar amount of the Annual Retainer elected to be deferred by the Fair Market Value per share of the Common Stock on June 1 of the applicable Plan Year. Such Deferred Stock Rights shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and shall be settled (paid) in shares of Common Stock on the earlier of
(i) a date designated by the Non-Employee Director in his or her Election Form, which shall be at least two (2) years after the election date, or (ii) thirty
(30) days after the Non-Employee Director's termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each Deferred Stock Right). The Non-Employee Director will have no rights as a stockholder with respect to the Deferred Stock Rights, and such rights will be unsecured.

         (d) Spendthrift Clause. No right or interest in the Deferred Stock Rights shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8(d) shall prevent transfers by will or by the applicable laws of descent and distribution.

         9.  Annual Stock Option Awards.

         (a) Each person who is a Non-Employee Director on the day immediately following the 2001 annual meeting of the Company's stockholders shall be granted on that date an Option to purchase that number of shares of the Company's Common Stock having a Fair Market Value on the date of grant equal to $125,000. Each person who thereafter first becomes a Non-Employee Director shall be granted on the date that he or she first becomes a Non-Employee Director an Option to purchase that number of shares of the Company's Common Stock having a Fair Market Value on the date of grant equal to $125,000, multiplied by a fraction, the numerator or which is the number of full months before the next regularly scheduled annual meeting of the Company's stockholders, and the denominator of which is 12. In addition, as of the day following the 2002 annual meeting of the Company's stockholders, and on the day following each subsequent annual meeting of the Company's stockholders, each Non-Employee Director serving as such on that date shall be granted an Option to purchase that number of shares of the Company's Common Stock having a Fair Market Value on the date of grant equal to $125,000. Each such day that Options are to be granted under the Plan is referred to hereinafter as an "Option Grant Date."

         If on any Option Grant Date, shares of Common Stock are not available to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available, divided by the number of Non-Employee Directors as of the applicable Option Grant Date. Fractional shares shall be ignored and not granted.

         If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an Option), then each person who was a Non-Employee Director both on the Option Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional Option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-Employee Director's additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Option Grant Date shall not exceed that number of shares having a Fair Market Value equal to $125,000 as of the date on which the applicable Reduced Grant was made. If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Option Grant Date.

         (b) Exercise  Price.  The exercise price for each Option granted under
             ---------------
the Plan shall be the Fair Market Value of the shares of Common Stock subject to the Option on the date of grant of the Option.

         (c) Medium and Time of Payment. The exercise price shall be payable in
             --------------------------
full upon the exercise of an Option in cash and/or shares of Common Stock; provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Optionee for at least six months. In the event that all or part of the exercise price of an Option is paid by the surrender to the Company of shares of Common Stock previously held by the Optionee, such shares shall be valued at their Fair Market Value as of the date of exercise, and the Optionee shall deliver to the Company a certificate of certificates representing such shares duly endorsed to the Company or accompanied by a duly-executed separate instrument of transfer satisfactory to the Board. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, Options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

         (d) Term. Each Option granted under the Plan shall, to the extent not
             ----
previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided hereinafter in Section 9(g).

         (e) Exercisability. Except as set forth below, each Option granted
             --------------
under this Plan shall vest (become exercisable) in accordance with the following schedule:

               Years of Service          Percent of Option Shares Vested
               ----------------          -------------------------------
             After Date of Grant
             -------------------

                 Less than 2                            0%
                      2                                20%
                      3                                45%
                      4                                70%
                      5                               100%

         Notwithstanding the foregoing, each Option granted under this Plan shall vest (become exercisable) as to all of the shares covered thereby upon the termination of the Optionee's membership on the Board by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director.

         (f) Method of Exercise. All Options granted under the Plan shall be
             ------------------
exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business or to such other person or place as the Secretary shall direct. Such written notice shall be accompanied by payment in full of the exercise price for the shares for which such Option is being exercised. The Company shall make delivery of certificates representing the shares for which an Option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an Option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which Options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying Options granted under this Plan.

         (g) Effect of Termination of Directorship. Upon termination of an
             -------------------------------------
Optionee's membership on the Board for any reason (including without limitation by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director), the Options held by the Optionee under the Plan, to the extent they were exercisable on the date of termination (including any acceleration by reason of such termination) shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Optionee's termination as a director. In the event of the death of an Optionee, the Optionee's personal representatives, heirs or legatees may exercise the Options held by the Optionee on the date of death, upon proof satisfactory to the Company of their authority. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

         (h) Transferability of Options. Any Option granted hereunder shall be
             --------------------------
assignable or transferable by the Optionee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy
Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an Option under the Plan. In addition, any Option granted pursuant to the Plan shall be transferable by the Optionee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board may establish: (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), (ii) a trust in which the foregoing persons (or the Optionee) have more than fifty percent of the beneficial interests, (iii) a foundation in which these persons (or the Optionee) control the management of assets, or (iv) any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

         (i) Rights as Stockholder. Neither the Optionee nor the Optionee's
             ---------------------
personal representatives, heirs, legatees or transferees shall have rights as a stockholder of the Company with respect to shares of Common Stock covered by the Optionee's Option until the Optionee or such other person becomes the holder of record of such shares.

         (j) No Options after Ten Years. No Options shall be granted except
             --------------------------
within a period of ten (10) years after the effective date of the Plan.

         (k) Option Agreements. All Options shall be evidenced by a written
             -----------------
Option Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.

         10. Adjustments.

         (a) In the event that the Board determines that any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Board shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of securities which may be issued).

         (b) In the event of any corporate transaction or event described in
Section 10(a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Board will have the right to terminate this Plan as of the date of the transaction or event, in which case all Deferred Stock Rights shall become the right to receive such cash, securities or other property, and there shall be substituted on an equitable basis for each share of Common Stock then subject to an Option granted pursuant to Section 9 the consideration payable with respect to the outstanding shares of Common Stock in connection with such corporate transaction or event, all without any change in the aggregate purchase price for the shares of Common Stock then subject to the Option.

         (c) The number of shares of Common Stock finally granted under this Plan shall always be rounded to the next highest whole share.

         (d) Any decision of the Board pursuant to the terms of this Section 10 shall be final, binding and conclusive upon the Non-Employee Directors, the Company and all other interested parties.

         11. Amendment. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 10, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director's rights under an award granted prior thereto.

         12. Indemnification. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

         The Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan.

         13. Duration of the Plan. The Plan shall remain in effect until May 31, 2011, unless terminated earlier by the Board.

         14. Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

         15. Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

         16. Effective Date. The Plan was originally adopted by the Board on October 5, 2001, and became effective on that date (the "Effective Date").


                                              NDCHealth Corporation

                                              By: /s/ Patricia A. Wilson
                                                  -----------------------------
                                                  Patricia A. Wilson
                                                  General Counsel and Secretary

                                    EXHIBIT A

      Election to Receive Deferred Stock Rights in Lieu of Annual Retainer
                                 pursuant to the
       NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan

The following constitutes the irrevocable election of the undersigned under the NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan (the "Plan") with respect to the undersigned's Stock Equivalent Annual Retainer and/or Cash Equivalent Annual Retainer as a non-employee director of NDCHealth Corporation (the "Company") to be earned by the undersigned during the Plan Year ending May 31, 2003. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

Deferred Right to Receive Common Stock.  I hereby irrevocably elect to defer:

[Check only if applicable]

________ none (0%) of my Annual Retainer to be earned in the Plan Year ending May 31, 2003


[If the above is left blank, check one or both of the following, as applicable]

________ 100% of my Stock Equivalent Annual Retainer to be earned in the Plan Year ending May 31, 2003

________ 100% of my Cash Equivalent Annual Retainer to be earned in the Plan Year ending May 31, 2003 in the form of the right to receive Common Stock at a future date, as indicated below.

I elect to receive such shares on the earlier of:

(i)   _____________, 20__ (must be at least two years after May 31, 2002), or
(ii) thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity).

If no date is filled in above, I acknowledge that the shares will be delivered to me on or about thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity).

Executed this _____ day of ____________, 2002.

                                           ____________________________________
                                           (Name)